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                      [RYDER SCOTT COMPANY LETTERHEAD]



                                                                   EXHIBIT 23.4



        As independent petroleum engineers, we hereby consent to the reference in this Current Report on Form 8-K of Apache Corporation to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Corporation and of DEKALB Energy Company, as of January 1, 1995, and to the incorporation by reference of our Firm's name and review into Apache Corporation's previously filed Registration Statements on Form S-3
(Nos. 33-51253, 33-53129, 33-62753 and 33-63923), Forms S-4 (Nos. 33-61669 and
333-2305), Form S-8 (Nos. 33-31407, 33-37402, 33-53442, 33-59721, 33-59723 and
33-63817), and to the incorporation by reference of such report into any Registration Statement filed by Apache under Rule 462 related to any of Apache's previously filed Registration Statements referenced above.






                                           /s/ RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS

                                               RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS


Houston, Texas
April 18, 1996